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                                                                    EXHIBIT 10.1



                           AMERICAN EAGLE GROUP, INC.

                      1991 NON-QUALIFIED STOCK OPTION PLAN
                     (AS AMENDED THROUGH NOVEMBER 1, 1996)



1. Purpose of the Plan. The American Eagle Group, Inc. 1991 Non-Qualified Stock Option Plan (the "Plan") is designed to increase the interest of the executive and other employees of American Eagle Group, Inc., a Delaware corporation (the "Company"), and its subsidiaries, in the Company's business through the added incentive created by the opportunity afforded for stock ownership under the Plan. Options granted pursuant to this Plan are referred to herein as "Options."

2. Committee. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), to serve at the pleasure of the Board. The Committee shall be comprised of not less than two persons and all members of the Committee shall meet the requirements for members of a non-employee committee of directors within the meaning of Rule 16b-3, as adopted pursuant to SEC Release No. 34-37260 (May 31,
1996). Any action taken by a majority of the Committee, whether at a meeting or by written consent, shall be the action of the Committee. The decision of the Committee on any questions concerning or involving the interpretation or administration of the Plan shall, as between the Company and Participants (as defined below), be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company. Neither the Board of Directors nor the Committee shall incur any liability to any person for any action taken in good faith. Within the limitations of the Plan, the number of shares of Common Stock for which Options will be granted from time to time and the periods for which the Options will be outstanding will be determined by the Committee. The Board of Directors of the Company may act in lieu of the Committee and shall act in lieu of the Committee at any time that such Committee is not instituted.

3. Participants. Participants will be selected by the Committee from among the executive and other key employees of the Company or of any subsidiary of the Company. An employee on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in the Plan. All of such persons eligible to participate in the Plan that have been granted Options shall be referred to herein as "Participants."

4. Number of Shares. The total number of shares of the Company's Voting Common Stock, par value $0.01 per share (the "Common Stock"), which may be issued under Options granted pursuant to the Plan shall not exceed 426,205 subject to adjustment pursuant to Paragraph 5 hereof. Shares of the Common Stock subject to the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock that were once issued and subsequently re-acquired by the Company. If any Option granted hereunder is surrendered before exercise or lapses without exercise or for any other reason ceases to be exercisable, the shares of Common Stock reserved therefor shall continue to be available for the grant of Options under the Plan. The Plan will terminate on September 30, 2002, and no Option will be granted hereunder after such date.





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5.       Stock Adjustments.

         a. Adjustment on Recapitalization. The number of shares of Common Stock for which Options may be granted under the Plan or for which outstanding Options may then be exercised, and the exercise price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from the subdivision or consolidation of shares, or the payment of a stock dividend in shares of Common Stock; provided, however, that any Option to purchase fractional shares resulting from any such adjustment shall be eliminated.

         b. Adjustment Upon Reorganization. If the Company shall at any time participate in a reorganization of a type described in Section 424(a) of the Code and in which (A) the Company is not the surviving entity, or (B) the Company is the surviving entity and the shareholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give the Participants written notice of any such proposed reorganization on or before thirty (30) days before such reorganization, and the outstanding Options shall be exercisable after receipt of such notice and prior to such reorganization in full for all of the shares of Common Stock covered by the Options; provided, however, either the Participant or the Company may make the exercise of outstanding Options after Participant's receipt of such notice effective only immediately prior to the consummation of such reorganization. To the extent not exercised prior to such reorganization, the Option shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Section shall be subject to
             Section 9.

         c. Dissolution of Company. In the event of the proposed dissolution or liquidation of the Company, the Options granted hereunder shall terminate as of a date to be fixed by the Board of Directors, provided that not less than thirty (30) days' prior written notice of the date so fixed shall be given to the Participants, and the Participants shall have the right, during the period of thirty
             (30) days preceding such termination, to exercise their Options in full for all of the shares of Common Stock covered by the Options; provided, however, either the Participant or the Company may make the exercise of outstanding Options after Participant's receipt of such notice effective only immediately prior to the consummation of such dissolution. Notwithstanding the foregoing, the provisions of this Section shall be subject to Section 9 and shall be subject to Section 5(b) if the optionee received notice under
             Section 5(b) at a time earlier than the notice provided for herein.

6. Determination of Fair Market Value. A determination of a given amount as equal to the fair market value per share of Common Stock in accordance with this Paragraph 6 shall be referred to hereinafter as "Fair Market Value."





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         a.  Existence of Public Market.  If a public market exists for the
             Common Stock, the Fair Market Value per share of the Common Stock on any date means: (i) if such Common Stock is listed on a national securities exchange, the average closing sale price per share on the principal exchange on which such Common Stock is listed as reported by such exchange for the 20 immediately preceding trading days, (ii) if such Common Stock is quoted in the National Market System, the average closing sale price per share as reported by NASDAQ for the 20 immediately preceding trading days, (iii) if such Common Stock is traded in the over-the-counter market but not quoted in the National Market System, the average for the 20 immediately preceding trading days of the average of the closing bid and asked quotations per share as reported by NASDAQ, or any other nationally accepted reporting medium if NASDAQ quotations shall be unavailable.

         b. No Public Market. If subparagraph (a) preceding is not applicable, such Fair Market Value shall be determined in good faith by the Committee. Such valuation shall be conclusive and binding on all Participants, and may be more or less than the book value of the Company.

         c. Other Methods. Notwithstanding the foregoing provisions of this Paragraph 6, if the Committee shall at any time determine that it is impracticable to apply the foregoing methods of determining Fair Market Value, the Committee is empowered to adopt other reasonable methods for such purpose.

7. Exercise Price. The exercise price (the "Exercise Price") of an Option will be determined by the Committee at the time of grant.

8. Vesting. Unless otherwise determined by the Committee, the right to exercise Options granted by the Committee shall accrue as follows:

         a. On the date of the grant of Options to a Participant, such Participant shall be eligible to exercise 33% of the Options granted pursuant to such grant.

         b. On the first anniversary of the date of the grant of Options to a Participant, such Participant shall be eligible to exercise 66% of the Options granted pursuant to such grant.

         c. On the second anniversary date of the grant of Options to the Participant, the Participant shall be eligible to exercise 100% of the Options granted pursuant to such grant.

         Options which, with respect to any Participant, may be exercised by such Participant on a given date are referred to herein as "vested."

9. Term of Options. Each Option will provide by its terms that it is not exercisable after the expiration of eleven years from the date such Option is granted. Within this limitation the Committee will determine the expiration dates of the Options.





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10.      Exercise of Options.

         a. Exercisability of Option. Except as otherwise provided in this Plan, or in the applicable Option Agreement, vested Options may be exercised at any time or from time to time, prior to their termination, in whole or in part, or otherwise as shall be determined by the Committee.

         b. Manner of Exercise. To the extent that the right to exercise Options has vested hereunder, Options may be exercised from time to time by written notice to the Company stating the full number of shares of Common Stock with respect to which the Option is being exercised. The Committee shall, in its sole and absolute discretion, elect (the "Election") within fifteen days after receipt of such written notice, whether to satisfy the exercise of the Option by (i) tendering to a Participant a stock appreciation payment in accordance with Subparagraph 10(b) (1) below, or (ii) issuing shares of Common Stock in accordance with Subparagraph 10
             (b) (2) below.

             (1) Election by Company to Make Stock Appreciation Payment. In the event the Committee determines to make a stock appreciation payment upon exercise of Options, the Company shall tender, within fifteen days of the date of the Election, to the Participant exercising Options, a check in the amount of (i) the Fair Market Value of the shares of Common Stock covered by the exercised Option, less (ii) the total Exercise Price of the exercised Option, and less
                    (iii) any payments required to be deducted and withheld under applicable local, state and federal income tax laws. Acceptance by a Participant of such amount shall be deemed acceptance by such Participant of the determination of Fair Market Value by the Committee.

             (2) Election by Company to Issue Common Stock. In the event the Committee determines to issue shares of Common Stock purchased upon exercise of Options, the Exercise Price shall, except as provided in the last paragraph of this
                    Section 10b.(2), be paid in full. Within fifteen days of the date of the Election, the Participant shall tender full payment for the shares of Common Stock by (i) certified or official bank check or the equivalent thereof acceptable to the Committee or (ii) tendering shares of Common Stock with a Fair Market Value at least equal to the aggregate Exercise Price for the shares of Common Stock to be acquired, or (iii) if approved by the Committee in its sole and absolute discretion, surrendering and having canceled otherwise exercisable Options in exchange for a credit towards the purchase of Common Stock pursuant to the exercise of Options from the Company equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option being surrendered at the date the Company receives proper written notice that Participant has chosen this alternative over the Exercise Price. Any options surrendered or shares of Common Stock tendered that are not used to satisfy an Exercise Price shall be returned to the Participant. Finally, a Participant may choose to satisfy the Exercise Price through some combination of the methods described in this paragraph.





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                    At the time of delivery, the Company shall, without stock
                    transfer tax to the Participant (or other person entitled to exercise the Option), deliver to the Participant (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares of Common Stock, provided, however, that the time of delivery may be postponed by the Company, in its discretion, for such period as may be required for it with reasonable diligence to comply with any requirements of law or the rules of any stock exchange upon which the Common Stock is listed, including making provision for the deduction and withholding under applicable local, state, and federal income tax laws (which provision may require additional payment by the Participant). If the Common Stock issuable upon exercise is not registered under the Securities Act of 1933 (the "Act") and applicable state securities laws, then the Company at the time of exercise will require in addition that the registered owner deliver an investment representation in form acceptable to the Company and such other information as the Company considers appropriate in connection with the issuance of the shares of Common Stock in compliance with applicable law, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. At no time shall the Company have any obligation or duty to register under the Act the Common Stock issuable upon exercise of the Options.

                    In the event the Committee determines to issue shares of Common Stock, the Committee may, in lieu of the foregoing provisions of Section 10b.(2), permit Participants (either on a selective or group basis) to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage "cashless exercise" arrangement, selected by and approved of in all respects in advance by the Committee, and use the proceeds from such sale as payment of the Exercise Price of such Options.

         c. Withholding Requirements. A Participant's right to exercise Options in accordance with this Plan shall be subject to the delivery to the Company by the Participant at the time of exercise, or at such earlier or later time as applicable law or regulation permit or require, such amount as the Company or its subsidiaries shall be required to withhold from Participant in satisfaction of federal, state or local tax withholding requirements.

         d.   Termination of Employment.

              (1) In the event that Participant shall die while employed by the Company or an affiliate of the Company or if Participant's employment by the Company or its affiliates is terminated because Participant has become disabled, Participant, his or her estate, beneficiary or legal representative shall have the right to exercise his or her Options at any time within 180 days from the date of death of Participant or termination of his or her employment by the Company and its affiliates due to disability, as the case may be, to the extent the Participant was entitled to exercise the Option immediately prior to such occurrence. For





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                   purposes of this Plan, a Participant shall be considered
                   disabled if he or she is considered disabled, and paid as such, under the Company's long-term disability policy.

              (2) In the event that termination of employment with the Company and its affiliates is for any reason other than that set forth in Paragraph 10(d)(1) or Paragraph 11, the Participant shall have the right to exercise his or her Options at any time within ninety days after such termination to the extent he or she was entitled to exercise the same immediately prior to such termination.

         e. Rights as a Shareholder.The Participant shall have no rights as a shareholder with respect to any shares of Common Stock held under Options until the date of issuance of the stock certificates to him for such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

         f. Stock Legend. If shares of Common Stock issued pursuant to exercise of Options are not registered pursuant to the Act at the time of exercise, certificates evidencing shares of the Common Stock purchased upon the exercise of Options issued under the Plan shall be endorsed with a legend in substantially the following form:

                         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER. BY ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THESE SECURITIES FOR INVESTMENT.

         g. No Secured Fund. The Company will not maintain any fund or trust to secure the Company's obligation to make payment to Participant, when required.

         h. Notice and Delivery. Where written notice or delivery is required under this Plan, such notice or delivery shall be sent by registered or certified mail (return receipt requested) or by hand delivery at the principal office of the Company.

11. Forfeiture of Options. If the Company terminates the employment of any Participant as a result of conduct by the Participant constituting fraud, dishonesty or willful misconduct having a detrimental effect on the business or reputation of the Company or any of its affiliates, the affected Participant shall immediately forfeit any an all unexercised Options and the right to any further grant of Options, whether or not previously vested or exercised.





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12.      Time of Granting Options and Form of Options.  The grant of an Option shall occur only when a written option Agreement shall have been duly executed and delivered by or on behalf of the Company and the employee to whom such Option shall be granted. The Option Agreement shall conform to the provisions of this Plan and shall otherwise be as determined by the Committee.

13.      Effective Date.  The effective date of the Plan shall be September 30,
1991.

14. Amendments. The Board may, from time to time, alter, amend, suspend, or discontinue the Plan. However, no such action of the Board shall alter any outstanding Option or Option Agreement or any duty of the Company thereunder to the detriment of a Participant without his prior written consent. Nothing contained herein shall prevent the Company or any of its affiliates from entering into any transaction or require the consent of any Participant prior to entering into any such transaction.

15. Code References. References to sections of the Internal Revenue Code of 1986, as amended (the "Code"), shall include any amendment of the Code section or any section that may be substituted for such section.

16. Non-Assignability of Option Rights. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, the Option is exercisable only by the Participant.





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